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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

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
    NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
    ------------------                                    ----------------------
Acumed Pharmaceuticals, Inc..............................        Delaware
Ara Pharmaceuticals, Inc.................................        Delaware
Boston Life Sciences International, Inc..................        Delaware
Coda Pharmaceuticals, Inc. ..............................        Delaware
Neurobiologics, Inc. ....................................        Delaware
ProCell Pharmaceuticals, Inc. ...........................        Delaware
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